Exhibit No. 23




          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------

We hereby consent to the incorporation by reference in this Prospectus Supplement of Wells Fargo Asset Securities Corporation, relating to Wells Fargo Mortgage Backed Securities, Series 2005-16 Class A-1 Certificates, comprising part of the Registration Statement (No. 333-127031) of Wells Fargo Asset Securities Corporation, of our report dated March 16, 2005, except for Notes 2, 7, 9, 10, 11, 13, 14, 15, 21, 22, 23 and 27, as to which the date is November
14, 2005, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in Item 8 of MBIA Inc.'s Form 10-K/A for the year ended December 31, 2004. We also consent to the incorporation by reference of our report dated March 16, 2005, except for Notes 2, 6, 7, 8, 10, 11, 14, 15, 16 and 19, as to which the date is November 14, 2005, relating to the consolidated financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 of MBIA Inc.'s Form 10-K/A for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


New York, New York
December 19, 2005